UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 24, 2007

Humana Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538
(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202
(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

Humana Inc. (the "Company") announced today that it has received approval from the Centers for Medicare & Medicaid Services ("CMS") to resume marketing its non-group Medicare Advantage private-fee-for service ("PFFS") plans. This announcement follows the statement by CMS that the agency has completed its review and determined that the Company has demonstrated accelerated compliance with 2008 CMS marketing requirements.

The Company is immediately resuming marketing for individual beneficiaries eligible to enroll in its 2007 PFFS plans and is prepared to begin marketing all of its 2008 Medicare Advantage plans on October 1, 2007, as originally scheduled.

The Company also today reiterated its guidance for 2007 diluted earnings per common share of $4.40 to $4.50, consistent with that issued on July 30, 2007.

Cautionary Statement

This filing contains statements that are forward-looking. The forward-looking items herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking items may be significantly impacted by certain risks and uncertainties described in the company's Form 10-K for the year ended December 31, 2006, its Form 10-Qs for the periods ended March 31, 2007 and June 30, 2007, and Form 8-Ks filed during 2007, as filed with the Securities and Exchange Commission.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Kathleen Pellegrino Kathleen Pellegrino Vice President & Acting General Counsel

Dated:    September 24, 2007